Exhibit 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP
61 Broadway, 32nd Floor
New York, NY 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

October 16 , 2012

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
RE:	Advanced Medical Isotope Corporation
Form S-1 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Advanced Medical Isotope Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission, in connection with the registration of 32.730.297 shares of the Company’s common stock of which 10.600.000 will be issued upon the conversion of convertible notes, 1,590,000 shares for the payment of interest pursuant to the terms of the convertible notes and 20,540,297 will be issued upon the exercise of outstanding warrants.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP